UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2012

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2012, Gareth Gumbley resigned as the Executive Vice President, International.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Wright Express Corporation (the "Company") held on May 18, 2012 (the "2012 Annual Meeting"), the Company’s shareholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors as Class I directors for terms expiring at the 2015 annual meeting of shareholders.

Regina O. Sommer
For: 34,049,486
Withhheld: 2,308,087
Broker Non-Votes: 1,146,262

Jack VanWoerkom
For: 33,873,251
Withheld: 2,484,322
Broker Non-Votes: 1,146,262

George L. McTavish
For: 34,040,714
Withheld: 2,316,859
Broker Non-Vote: 1,146,262

Following the annual meeting, Shikhar Ghosh and Kirk P. Pond, having terms expiring in 2013 and Rowland T. Moriarty, Ronald T. Maheu and Michael E. Dubyak, having terms expiring in 2014, continued in office.

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For: 34,178,337
Against: 1,780,299
Abstain: 398,937
Broker Non-Votes: 1,146,262

3. The appointment of Deloitte & Touche, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012 was ratified.

For: 36,576,555
Against: 132,057
Abstain: 795,223

Item 8.01 Other Events.

On May 23, 2012, the Company issued a press release entitled "Wright Express Announces Departure of Gareth Gumbley, EVP of Wright Express International." A copy of the press release is furnished as exhibit 99.1 and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
Exhibit No. Description

99.1 Press release of Wright Express Corporation dated May 23, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

May 23, 2012	By:	/s/ Steven A. Elder

Name: Steven A. Elder
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Wright Express Corporation dated May 23, 2012